Exhibit 10.1

July 8, 2019

GameStop Corp.
625 Westport Parkway

Grapevine, TX 76051

Re:  Letter Agreement

Ladies and Gentlemen:

This Amended and Restated Letter Agreement amends and restates that certain Letter Agreement dated July 8, 2019 in its entirety to correct certain clerical errors and is effective as of July 8, 2019.  Reference is hereby made to that certain letter regarding Termination of Stock Purchase Agreement dated July 1, 2019 from GameStop Corp. (“GameStop”) to Cool Holdings, Inc. (“Cool”) pursuant to which GameStop terminated that certain Stock Purchase Agreement dated May 9, 2019 (the “Agreement”) by and among GameStop, Simply Mac, Inc. (“Simply Mac”) and Cool (the “Termination Notice”).  Reference is further hereby made to Section 10.1(f) of the Agreement, as amended, which provides that GameStop shall have the right to terminate the Agreement upon written notice to Cool on or before July 2, 2019 if Cool has not delivered to GameStop on or before June 25, 2019 (the “Financing Deadline”) evidence (i) reasonably satisfactory to the Seller, that the Purchaser has closed on at least $4,000,000 of funding that is dedicated for the closing of the Transactions (as defined in the Agreement) (the “Financing”) or (ii) Cool has obtained written, fully executed third party commitments, in forms reasonably satisfactory to the Seller, providing for the irrevocable and unconditional commitments to the Purchaser, enforceable against such third-parties, to provide for the Financing (“Binding Financing Commitments”).  As of the date hereof, Cool has not closed a Financing or obtained the Binding Financing Commitments; however, Cool represents to GameStop that it has obtained non-binding commitments for the Financing and is currently working in good faith on the definitive documentation for the Financing or Binding Financing Commitments with such third-party investors.  Capitalized terms not otherwise defined in this letter have the meanings ascribed to them in the Agreement.

As such, and in consideration of the time, effort and expenses to be undertaken by the parties in connection with the continued pursuit of the Transaction, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the termination of the Agreement pursuant to the Termination Notice is hereby rescinded and the Agreement remains in full force and effect, subject to the modifications set forth in this letter, if, on the date hereof, Cool instructs the Escrow Agent in writing to immediately release the Deposit (in the amount of $750,000) to GameStop and takes all other action required in connection therewith (the “Deposit Release Requirements”).  If Cool does not satisfy the Deposit Release Requirements, the Termination Notice shall remain in full force and effect and Cool shall be required to immediately instruct the Escrow Agent to immediately release the Deposit to GameStop.

Subject to Cool’s satisfaction of the Deposit Release Requirements, the parties hereby further agree as follows:

•

if Cool does not, on or before Thursday, July 11, 2019, deposit an additional $350,000 with the Escrow Agent, which amount shall be treated as the “Deposit” for all purposes of the Agreement (the “Additional Deposit”), and amend the Deposit Escrow Agreement with the Escrow Agent to reflect the Additional Deposit (the “Additional Deposit Requirements”), then GameStop shall have the right to terminate the Agreement on or before Thursday, July 18, 2019 by written notice to Cool (in accordance with the Agreement), in which case GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination;

•

if Cool satisfies the Additional Deposit Requirements but does not, on or before Friday, July 12, 2019, (a) deliver evidence, reasonably satisfactory to GameStop, that Cool has closed on at least $2,700,000 in funding that is dedicated for the closing of the Transactions or (b) provide written fully executed third party commitments, in forms reasonably satisfactory to GameStop, providing for the irrevocable and unconditional commitments to Cool to fund at least the aggregate amount of $2,700,000 that is dedicated for the closing of the Transactions, which commitments are enforceable against the third party providers of the funding (clauses (a) and (b), the “New Binding Financing Commitments”), then GameStop shall have the right to terminate the Agreement on or before Thursday, July 18, 2019 by written notice to Cool (in accordance with the Agreement), in which case the Additional Deposit shall be released to GameStop and Cool shall instruct the Escrow Agent in writing to so release the Additional Deposit to GameStop within three (3) days of termination and Cool shall take all other action required in connection therewith (and GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination);

•

if Cool obtains the New Binding Financing Commitments and the satisfies the Additional Deposit Requirements, but does not, on or before Monday, August 12, 2019, deposit an additional $350,000 with the Escrow Agent, which amount shall also be treated, together with the Additional Deposit, as the “Deposit” for all purposes of the Agreement (the “Second Additional Deposit”), and amend the Deposit Escrow Agreement with the Escrow Agent to reflect the Second Additional Deposit (the “Second Additional Deposit Requirements”), then GameStop shall have the right to terminate the Agreement on or before Monday, August 19, 2019 by written notice to Cool (in accordance with the Agreement), in which case the Additional Deposit shall be released to GameStop and Cool shall instruct the Escrow Agent in writing to so release the Additional Deposit to GameStop within three (3) days of termination and Cool shall take all other action required in connection therewith (and GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination);

•

if (a) Cool obtains the New Binding Financing Commitments and satisfies the Additional Deposit Requirements and the Second Additional Deposit Requirements, (b) the Transactions have not closed by Thursday, September 12, 2019 and (c) Cool does not, on or before Thursday, September 12, 2019, deposit an additional $350,000 with the Escrow Agent, which amount shall also be treated as the “Deposit” for all purposes of the Agreement (the “Third Additional Deposit”), and amend the Deposit Escrow Agreement with the Escrow Agent to reflect the Third Additional Deposit (the “Third Additional Deposit Requirements”), then GameStop shall have the right to terminate the Agreement on or before Friday, September 20, 2019 by written notice to Cool (in accordance with the Agreement), in which case the Additional Deposit and the Second Additional Deposit shall be released to GameStop and Cool shall instruct the Escrow Agent in writing to so release the Additional Deposit and the Second Additional Deposit to GameStop within three (3) days of termination and Cool shall take all other action required in connection therewith (and GameStop shall be entitled to pursue all other available remedies under the Agreement, at law or in equity, as a result of such termination);

•

if Cool obtains the New Binding Financing Commitments and satisfies the Additional Deposit Requirements, the Second Additional Deposit Requirements and the Third Additional Deposit Requirements (if the Closing has not occurred before September 12, 2019) and the Closing occurs on or before September 20, 2019:

*the Agreement will be deemed to be automatically amended as follows:

Section 1.3(a) of the Agreement (marked to show changes):

“(a)Total Consideration.  In consideration for the sale of Shares pursuant to Section 1.1, the Seller shall be entitled to an amount of consideration equal to the sum of (i) the Total Closing Consideration (as adjusted pursuant to Sections 6.10 and 6.11), plus (ii) the Final Inventory Amount (to the extent that it exceeds the Estimated Inventory Amount) (if any) ~~less $1,100,000~~, in accordance with Section 1.3(e), plus (iii) the Final Working Capital Adjustment (to the extent that it exceeds the Estimated Working Capital Adjustment Amount) (if any), in accordance with Section 1.3(d), plus (iv) the Indemnity Escrow Release Amount (if any) in accordance with Article IX.”

Section 1.3(e)(v) of the Agreement (marked to show changes):

Very truly yours,

COOL HOLDINGS, INC.

By:/s/ Vernon A. LoForti

Vernon A. LoForti

Senior Vice President & CFO

Agreed and Accepted:

GAMESTOP CORP.

By:/s/ Troy Crawford

Name: Troy Crawford
Title: Chief Accounting Officer

SIMPLY MAC, INC.

By: /s/ Troy Crawford
Name: Troy Crawford
Its: SVP, Controller & Assistant Secretary